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                                    GUARANTY
                                   (BLECHMANS)

                                                           Dated: March 29, 2001


To:         THE CIT GROUP/BUSINESS CREDIT, INC.

Address:    300 South Grand Avenue, 3rd Floor
            Los Angeles, California  90071


Gentlemen:

      Reference is made to that certain Financing Agreement dated of even date herewith, as amended (herein the "Agreement") between you, as Agent, and each of Twin Laboratories Inc., a Utah corporation ("TLI"), Advanced Research Press, Inc., a New York corporation ("ARP"), Changes International, Inc., a Florida corporation ("CII"), PR Nutrition, Inc., a California corporation ("PR Nutrition"), Health Factors International, Inc., a Delaware corporation ("HFI") and Bronson Laboratories, Inc., a Delaware corporation ("Bronson", and individually a "Company" and collectively with TLI, ARP, CII, PR Nutrition and HFI, the "Companies"). Each of the undersigned (each a "Guarantor" and collectively "Guarantors") hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of $15,000,000 of the now existing and future Obligations (as defined in the Agreement) of the Companies, plus all costs of collection and enforcement hereof and of the Security Agreement (as hereinafter defined) (the "Guaranteed Obligations"). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by any Guarantor, its trustee, or any other party acting for, on behalf of or through any Guarantor or its representative), the Guarantors' obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you therefor, which payment shall be due upon demand.

      This Guaranty is executed as an inducement to you to enter into or continue the financing arrangement under the Agreement and to make the loans, advances, extensions of credit or financial accommodations described therein, and is executed in consideration of your doing or having done any of the foregoing. Each of the Guarantors agrees that any of the foregoing shall be deemed to have been done or


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extended by you in consideration of and in reliance upon the execution of this
Guaranty.

      Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled under this Guaranty, and your reliance on this Guaranty are hereby waived. Each of the Guarantors also waives notice of: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees and the settlement, compromise or release of any Obligations, and agree that the amount of the Guaranteed Obligations shall not be diminished by any of the foregoing. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto; provided that, notwithstanding anything to the contrary contained herein, your rights hereunder shall be subject to the Enforcement Conditions. "Enforcement Conditions" shall mean: (i) that recourse hereunder shall be limited to the Collateral under and as defined in that certain Security Agreement - Securities Pledge, dated of even date herewith, between you and Guarantors (the "Security Agreement"), other than for any breach by a Guarantor of the terms and conditions of the Security Agreement as to which such Guarantor shall have full, unlimited personal liability; and (ii) that the Guaranteed Obligations shall be due and payable in full, and enforceable against each Guarantor (subject to the foregoing clause (i)) only upon the occurrence of an Event of Default under and as defined in the Security Agreement.

      Subject to the Enforcement Conditions, this Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by the Guarantors shall be made to you at your office from time to time on demand if and when the Guaranteed Obligations become due pursuant to the Enforcement Conditions. Subject to the Enforcement Conditions, in the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, each of the Guarantors agrees not to assert against you any set-off or counterclaim which the other Guarantors may have, and, further, each of the Guarantors agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to such Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and any of the Guarantors shall be adverse parties, the


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Guarantors hereby waive trial by jury and waive any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. In the event that you bring any action or suit in any court to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by certified or registered mail, return receipt requested, at the address for notices to the Companies (as defined in the Agreement) pursuant to the Agreement.

      This Guaranty may be terminated as to any one of the Guarantors only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and (subject to the limitation of the amount of the Guaranteed Obligations set forth in second sentence of this Guaranty) this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you under the Agreement. Guarantors acknowledge and agree that termination of this Guaranty other than pursuant to the following sentence is an Event of Default under and as defined in the Agreement. Anything in this Guaranty to the contrary notwithstanding, this Guaranty shall terminate and be of no force and effect upon delivery to you of one or more letters of credit aggregating $15,000,000 in compliance with the terms of the Blechmans Agreement Regarding Letters of Credit (as defined in the Agreement).

      Your books and records showing the loan account(s) maintained under the Agreement shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered under the Agreement shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated unless you shall have received a written statement of the exceptions thereto within thirty (30) days after the statement was mailed by you.

      Each of the Guarantors agrees that any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against any other Guarantor, the Companies or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or


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with respect to any Company's property (including, without limitation, property collateralizing its Obligations to you), arising from the existence or performance of this Guaranty are subject to that certain Intercreditor Agreement, dated of even date herewith, between Guarantors and you (the "Intercreditor Agreement").


      Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without affecting or impairing in any way the obligations or liability of such Guarantor hereunder, you may, from time to time, exercise any right or remedy you may have with respect to the Obligations or any property securing any or all of the Obligations or any guaranty thereof, including without limitation, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and each Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of such Guarantor's rights, including without limitation, any destruction of Guarantor's right of subrogation against any Borrower under the Agreement and any destruction of such Guarantor's right of contribution or other right against any other guarantor of any or all of the Obligations or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Pursuant to Section 2856 of the California Civil Code, each Guarantor waives all rights and defenses that such Guarantor may have because the Obligations are secured by real property. This means, among other things: (a) you may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower or any other guarantor; and (b) if you forecloses on any real property collateral pledged by any Borrower or any other guarantor: (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) you may collect from such Guarantor even if you, by foreclosing on such real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower or such other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

      This Guaranty, together with the other Loan Documents (as defined in the Agreement), embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and any of the Guarantors shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any


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other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

      This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees.

      This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor.

      When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns; shall be binding jointly and severally upon the Guarantors and upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors.

      This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

      This Guaranty shall be governed by and construed in accordance with the laws of the State of California.


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      IN WITNESS WHEREOF the Guarantors have executed and delivered this
Guaranty effective as of the date above set forth.


______________________________
      DEAN BLECHMAN


______________________________
      ROSS BLECHMAN

                  [EACH GUARANTOR SIGNATURE TO BE NOTARIZED]


STATE OF                )
                        )
COUNTY OF               )


On _________, 2001, before me, the undersigned, a notary public in and for said State, personally appeared known to me to be Mr. Dean Blechman and Mr. Ross Blechman who executed the within instrument.

WITNESS MY HAND AND OFFICIAL SEAL.


NOTARY PUBLIC


ACCEPTED AND AGREED:

THE CIT GROUP/ BUSINESS CREDIT, INC.


By____________________________

Title:________________________


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